UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 3, 2018

P. H. Glatfelter Company

(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360

(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 520, York, Pennsylvania		17401

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:		717 225 4711

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.07. Submission of Matters to a Vote of Security Holders

On May 3, 2018, P. H. Glatfelter Company (the “Company”) held its annual meeting of shareholders. There were 43,695,415 shares of common stock entitled to vote at the meeting and a total of 41,389,957 (94.72%) shares of common stock were represented at the meeting.

The items voted upon at the annual meeting and the results of the vote on each proposal were as follows:

Proposal 1. The election of nine members of the Board of Directors to serve until the Company’s next annual meeting and until their successors are elected and qualified.

Each of the nine nominees for director was elected and the voting results are set forth below:

Name of Director	For	Withheld

Bruce Brown	38,276,541	856,990
Kathleen A. Dahlberg	37,841,080	1,292,451
Nicholas DeBenedictis	37,786,444	1,347,087
Kevin M. Fogarty	38,324,066	809,465
J. Robert Hall	36,259,355	2,874,176
Richard C. Ill	37,853,998	1,279,533
Ronald J. Naples	37,771,763	1,361,768
Dante C. Parrini	37,614,882	1,518,649
Lee C. Stewart	37,829,464	1,304,067

Proposal 2. A proposal to ratify the appointment of Deloitte & Touche LLP as the independent registered public accounting firm for the Company for the fiscal year ending December 31, 2018.

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain

40,701,009	666,491	22,456

Proposal 3. A proposal to approve the compensation of the Company’s Named Executive Officers (“Say-on-Pay”).

The proposal was approved by a vote of the shareholders as follows:

For	Against	Abstain

37,602,959	1,479,161	53,113

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

May 4, 2018	By:	/s/ Kent K Matsumoto

Name: Kent K. Matsumoto
Title: Vice President, General Counsel and Corporate Secretary